UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 11, 2022

Date of Report (Date of earliest event reported)

Bio Lab Naturals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-239640	81-1034163
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7400 E. Crestline Circle, Suite 130, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (720) 273-0433

__________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (“SEC”), and public announcements that we have previously made or may subsequently make, contain projections, expectations, beliefs, plans, objectives, assumptions, descriptions of future events or performances and other similar statements that constitute “forward looking statements” involve risks and uncertainties, many of which are beyond our control. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. All statements, other than statements of historical facts, included in this Report regarding our expectations, objectives, assumptions, strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. All forward-looking statements speak only as May 11, 2022.

Forward-looking statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to this cautionary statement and the factors discussed throughout this Report. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this Report are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

Item 1.01	Entry into Material Definitive Agreement

On May 11, 2022, Bio Lab Naturals, Inc., a Delaware corporation (“we” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Limitless X, Inc., a California corporation operating in the health & wellness, beauty & skincare, and CBD industries (“LXI”), whereby the Company, upon Closing, will acquire one hundred percent of the outstanding equity of LXI, in exchange for 97,000,000 shares of the Company’s common stock to be issued to the shareholders of LXI (the “Acquisition”). Effective May 11, 2022, the parties executed the Agreement, with the closing scheduled to take place on or about May 20, 2022 (the “Closing”). The Closing of the Acquisition is subject to customary terms and conditions and no assurance can be given that the parties will be able to complete the Acquisition or that Closing will occur.

Upon the Closing of the proposed Acquisition, the shareholders of LXI would own approximately 90% of the outstanding shares of the Company. In addition to the initial 97,000,000 shares issued at Closing, the shareholders of LXI will be entitled to receive an additional 9,000,000 shares of the Company’s common stock over a period of six months from the Closing. As part of Closing, the Chief Executive Officer of LXI will purchase 500,000 shares of our Series A Preferred Convertible Stock from the Company’s current Chief Executive Officer. The Series A Preferred Convertible Stock entitle the holders thereof to have a number of votes equal to sixty percent (60%) of all of the issued and outstanding shares of common stock of the Company. Due to the super voting rights of such preferred shares, the purchase will result in a change in control of our Company.

The Company intends to file an amended Current Report on Form 8-K in order to disclose the Closing of the Acquisition, as well as to describe the business operations of LXI and present various financial statements of LXI. The foregoing description of the Acquisition and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

The shares of the Company’s common stock to be issued in connection with the Acquisition will not be registered under the Securities Act, and will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares, once issued, will contain a legend stating the restrictions applicable to such shares.

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Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The securities described above will be issued in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 5.01	Changes in Control of the Registrant

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement with Limitless X, Inc.
104	Cover Page Interactive Data File (formatted as an Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIO LAB NATURALS, INC.

Dated: May 13, 2022	By:	/s/ W. Edward Nichols
W. Edward Nichols
Chief Executive Officer

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